UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2015

FLAHERTY & CRUMRINE TOTAL RETURN FUND INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland	811-21380	13-4258227
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

301 E. Colorado Blvd.
Suite 720
Pasadena, CA 91101
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 626-795-7300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2015, the Boards of Directors of Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (NYSE: DFP), Flaherty & Crumrine Preferred Securities Income Fund Incorporated (NYSE: FFC) and Flaherty & Crumrine Total Return Fund Incorporated (NYSE: FLC) elected the following new officers of the funds.

R. Eric Chadwick, Chief Executive Officer and President
Bradford S. Stone, Chief Financial Officer and Vice President

Mr. Chadwick replaces Donald F. Crumrine as the principal executive officer of each fund and Robert M. Ettinger as the President. Mr. Chadwick had previously served as Chief Financial Officer and Vice President of FFC and FLC since 2004 and of DFP since its inception in 2013. Mr. Crumrine had served as principal executive officer since the inception of each fund. Mr. Crumrine will continue to serve as the Chairman of the Boards of Directors.

Mr. Stone replaces Mr. Chadwick as the principal financial officer of each fund. Mr. Stone had previously served as a Vice President and Assistant Treasurer of FFC since 2003 and of FLC and DFP since the inception of each fund.

All other officer positions remain unchanged from the prior fiscal year. In addition, Messrs. Chadwick, Stone, Crumrine and Ettinger continue to serve as portfolio managers.

A copy of the press release announcing the election is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAHERTY & CRUMRINE
TOTAL RETURN
FUND INCORPORATED

Date: April 22, 2015	By:	/s/ R. Eric Chadwick

R. Eric Chadwick
Chief Executive Officer and President